Ex-99.19a-1

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	December-2020
Distribution amount per share	0.02868

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00836	29%	0.00836	29%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02032	71%	0.02032	71%

Total (per common share)	0.02868	100%	0.02868	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2020	4.15%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2020	7.25%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2020	7.75%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2020	0.60%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-1220

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	January-2021
Distribution amount per share	0.02854

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00858	30%	0.01717	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01996	70%	0.04005	70%

Total (per common share)	0.02854	100%	0.05722	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2020	4.23%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2020	7.26%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2020	-0.01%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2020	1.21%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0121

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	February-2021
Distribution amount per share	0.02834

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00887	31%	0.02652	31%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01947	69%	0.05904	69%

Total (per common share)	0.02834	100%	0.08556	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2021	3.86%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2021	7.28%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2021	-0.44%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2021	1.83%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0221

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	March-2021
Distribution amount per share	0.02797

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00715	26%	$0.03292	29%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02082	74%	0.08061	71%

Total (per common share)	$0.02797	100%	$0.11353	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2021	3.38%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2021	7.34%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2021	-1.95%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2021	2.48%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0321

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	April-2021
Distribution amount per share	$0.02738

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00685	25%	$0.03945	28%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02053	75%	0.10146	72%

Total (per common share)	$0.02738	100%	$0.14091	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2021	3.03%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2021	7.30%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2021	-2.84%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2021	3.13%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0421

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	May-2021
Distribution amount per share	$0.02728

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00846	31%	$0.04878	29%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01882	69%	0.11941	71%

Total (per common share)	$0.02728	100%	$0.16819	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2021	3.14%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2021	7.26%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2021	-2.02%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2021	3.73%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0521